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                            SCHEDULE 14A INFORMATION

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                          Del Global Technologies Corp
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[LOGO] DEL GLOBAL TECHNOLOGIES CORP.


                              FOR IMMEDIATE RELEASE


              DEL MEDICAL SYSTEMS GROUP LAUNCHES NEW DIRECT DIGITAL
                                 IMAGING SYSTEM

 NEW OFFERING EXTENDS DEL'S DIGITAL PRODUCT PORTFOLIO, FIRMLY POSITIONS DEL
       WITH FULL RANGE OF COST-EFFECTIVE PRODUCTS FOR GENERAL RADIOGRAPHY


            COMPANY ALSO COMMENTS ON RAPID DEPLOYMENT OF PORTABLE X-
                        RAY SYSTEMS USED TO DIAGNOSE SARS

VALHALLA, NY, May 12, 2003 - Del Global Technologies (DGTC) ("Del") announced today that it's Medical Systems Group, based in Franklin Park, IL and Buccinasco (Milan), Italy, has launched a new integrated digital X-Ray solution for general radiography applications.

"This is an important strategic development for the growth of our medical systems business," said Samuel E. Park, President and CEO of Del Global Technologies Corp. "This new digital capability positions us to offer a broad selection of digital products as either new systems or upgrades to our extensive installed base of conventional film systems."

By integrating Del's patient positioning system with an InfiMed StingRay image acquisition and storage system and a Trixell Pixium 4600 digital flat panel detector, the new X-Ray system offers digital image quality and is versatile enough for virtually any general radiographic procedure. This combination enables Del to offer its 185 independent dealers a wider choice of digital options.

"Over the next few years, we expect a significant increase in the utilization of digital imaging, both in the US and abroad," commented Walter F. Schneider, Del Medical Systems Group President. "Many of our competitors are heavily invested in a single

                      One Commerce Park, Valhalla, NY 10595
                        914-686-3600      www.delglobal.com

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Del Global Technologies Corp.                                                  2
May 12, 2003

proprietary digital application, restricting them from offering more than one digital solution. Rather than develop our own digital solution, we decided to align with technology leaders who had already made digital investments and could benefit from our X-Ray platform design, our system integration capabilities and our worldwide dealer network. This strategy also accelerates our time-to-market with new digital solutions and avoids the significant development costs being incurred by competitors."

Del Medical currently has two digital radiographic solutions and is committed to expanding that selection to include a wider range of low-cost offerings for customers. The Company recently integrated a Canon Direct Radiography flat panel sensor into a Del Medical X-Ray system for the Cleveland Regional Medical Center in Shelby, NC.

In addition to the Company's announcement on its digital products, Del Medical also commented on the rapid deployment of portable X-Ray units into China and Vietnam to help authorities fight Severe Acute Respiratory Syndrome (SARS). The equipment, manufactured by the Del Medical Systems Group in the U.S. and Italy, is highly mobile and can be quickly deployed to regions where SARS is most active. Many hospitals in SARS-infected areas of the world have found that a chest examination with a portable X-Ray unit is perhaps the best modality for imaging the disease. According to the Prince of Wales Hospital at the Chinese University of Hong Kong, over 78% of patients diagnosed with SARS have abnormal radiographs.

"Within the last three weeks, we have received emergency orders for over 80 portable X-Ray units for immediate delivery to China and Vietnam for early diagnosis of SARS," said Mr. Schneider.

The use of Del's specialized mobile equipment allows doctors to detect signs of pneumonia, which often results from the SARS disease. Importantly, this technology helps to maintain patient isolation (provide treatment outside of hospital buildings/specially quarantined areas) pending diagnosis, thereby reducing the danger of transmission of the virus to others. After diagnosis, the equipment can also be instrumental in monitoring the effects of therapeutic treatment.

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Del Global Technologies Corp.                                                  3
May 12, 2003

"We are pleased that the unique portability of our equipment and our capability to respond quickly to the immediate demand can help expedite the detection and treatment of SARS," added Mr. Schneider. He also commented that the same equipment has been highly effective in field use by the US military and in remote conditions where medical support infrastructure is very limited.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Industrial applications for which Del supplies power subsystems include airport explosives detection, analytical instrumentation, semiconductor capital equipment and energy exploration.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

Del Global filed with the Securities and Exchange Commission a definitive proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 Annual Meeting of Shareholders. Del Global will file with the Commission, and may file other proxy solicitation materials. Investors and security holders are urged to read the

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Del Global Technologies Corp.                                                  4
May 12, 2003

proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information. Del Global and the Directors and certain of the executive officers of Del Global may be deemed to be participants in the solicitation of proxies in respect of electing the Board of Directors of Del Global at the 2003 Annual Meeting of Shareholders. Additional information with respect to the beneficial ownership of those executive officers and Directors of Del Global common stock is set forth in the definitive proxy statement filed by Del Global with the Commission. Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of Del Global's definitive proxy statement by accessing http://www.delglobal.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

CONTACTS:

DEL GLOBAL TECHNOLOGIES CORP.

Samuel E. Park, President and Chief Executive Officer
Thomas V. Gilboy, Chief Financial Officer
(914) 686-3600

MEDIA

The Abernathy MacGregor Group, Inc.
Steve Frankel
(212) 371-5999

INVESTORS

Georgeson Shareholder Communications Inc.
(800) 545-1782